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                                                                   Exhibit 23(c)

                                                            February 6, 1997



Riggs National Corporation,
   1503 Pennsylvania Avenue, N.W.,
      Washington, D.C.  20005

Ladies and Gentlemen:

          We hereby consent to the two references to us under the heading "Validity of Securities" in the Prospectus included in this Registration Statement and to the filing of both of our related opinions, each dated December 13, 1996, as exhibits to this Registration Statement on Form S-3 filed with the Securities and Exchange Commission. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                          Very truly yours,

                                                          SULLIVAN & CROMWELL